UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 25, 2014

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other events.

On September 25, 2014, Alamo Group Inc. (the “Company”) completed the closing of the previously announced repurchase (the “Repurchase”) of 849,690 shares of its common stock from Capital Southwest Venture Corporation pursuant to the Share Repurchase Agreement, dated September 24, 2014, by and among the Company, Capital Southwest Corporation and Capital Southwest Venture Corporation.  Total consideration paid by the Company was approximately $34.2 million in cash.  The Company financed the Repurchase through borrowings under its Amended and Restated Revolving Credit Agreement by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: September 25, 2014	By:	/s/ Robert H. George
Name: Robert H. George
Title: Vice-President